SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): April 23, 2002

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-77054 (Commission File Number)	13-3320910 (IRS Employer Identification No.)

11 Madison Avenue, New York, New York 10010

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 325-2000

                 Item 5. Other Events.

         Filing of Computational Materials.

        In connection with the proposed offering of the CSFB Mortgage Pass-Through Certificates, Series 2002-AR17 (the “Certificates”), Credit Suisse First Boston Corporation, as underwriter (the “Underwriter”), has prepared certain materials (the “Computational Materials”) for distribution to potential investors. The Computational Materials are attached hereto as Exhibit 99.1. Credit Suisse First Boston Mortgage Securities Corp. (the “Company”) did not participate in the preparation of the Computational Materials.

        For purposes of this Form 8-K, “Computational Materials” shall mean computer generated tables and/or charts displaying, with respect to the Certificates, any of the following: yield; average life; duration, expected maturity; interest rate sensitivity; loss sensitivity; cash flow characteristics; background information regarding the Certificates; the proposed structure; decrement tables; or similar information (tabular or otherwise) of a statistical, mathematical, tabular or computational nature.

                 Item 7. Financial Statements, Pro Forma Financial

         Information and Exhibits.

         (a)      Not applicable.

         (b)      Not applicable.

         (c)       Exhibits:

                  99.1 Computational Materials.

Item 601(a) of Regulation S-K Exhibit No. 99.1	Description Credit Suisse First Boston Corporation Computational Materials

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. By: /s/ Kari S. Roberts Kari S. Roberts

Dated: April 25, 2002

EXHIBIT INDEX

Item 601(a) of Regulation S-K Exhibit No. 99.1	Description Credit Suisse First Boston Corporation Computational Materials